Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Core Total U.S. Bond Market ETF (ISHAGG)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-05-2013

Security Type:
BND/CORP

Issuer
Perrigo Company Limited (2023)

Selling
Underwriter
HSBC Securities (USA) Inc.

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., HSBC Securities
(USA) Inc., Merrill Lynch, Pierce, Fenner
& Smith Incorporated, J.P. Morgan
Securities LLC, Wells Fargo Securities,
LLC, RBS Securities Inc., US Bancorp
Investments Inc., Credit Suisse Securities
(USA) LLC, PNC Capital Markets LLC, SMBC
Nikko Securities America, Inc., Mizuho
Securities USA Inc., Fifth Third
Securities, Inc., Santander Investment
Securities Inc.


Transaction Details

Date of Purchase
11-05-2013

Purchase
Price/Share
(per share / %
of par)
$99.583

Total
Commission,
Spread or
Profit
0.650%

1.   Aggregate Principal Amount Purchased
(a+b)
$40,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$4,920,000

b.   Other BlackRock Clients
$35,080,000

2.   Aggregate Principal Amount of
Offering
$800,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05000


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[ ] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[X] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Betsy Mathews
Date: 11-12-2013

Global Syndicate Team
Member




Approved by:
Dillip Behera
Date: 11-12-2013

Global Syndicate Team
Member